Exhibit 99.1

FOR IMMEDIATE RELEASE

MR. COOPER GROUP REPORTS FIRST QUARTER 2025 RESULTS

•	Reported net income of $88 million including other mark-to-market of ($82) million, equivalent to ROCE of 7.3% and operating ROTCE of 16.8%
•	Servicing portfolio grew 33% y/y to $1,514 billion
•	Won 2024 Fannie Mae Star Award
•	Announced combination with Rocket Companies

Dallas, TX (April 23, 2025) - Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), reported first quarter income before income tax expense of $95 million and net income of $88 million. Excluding other mark-to-market and other adjustments, the Company reported pretax operating income of $255 million. Adjustments included other mark-to-market net of hedges of $82 million and other items shown below in the reconciliation of GAAP and non-GAAP results.

Chairman and CEO Jay Bray commented, “This was another strong quarter, highlighting the power of our platform to deliver consistent, recurring, and predictable results, as well as higher returns. I'm proud of our team for their hard work, which has positioned Mr. Cooper to join forces with Rocket to create the industry’s leading integrated homeownership platform. We have formed an integration team and are already working closely with Rocket on post-close planning.”

President Mike Weinbach added, “I’m incredibly proud of the team’s execution, evident in continued positive operating leverage in servicing, while our originations team did a tremendous job helping customers access liquidity through cash-out refi’s and second liens.”

Servicing

The Servicing segment provides a best-in-class home loan experience for our 6.5 million customers while simultaneously strengthening asset performance for investors. In the first quarter, Servicing recorded pretax income of $214 million, including other mark-to-market of $82 million. The servicing portfolio ended the quarter at $1,514 billion. Servicing generated pretax operating income, excluding other mark-to-market, of $332 million. At quarter end, the carrying value of the MSR was $11,345 million equivalent to 155 bps of MSR UPB.

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	Quarter Ended
($ in millions)	Q1'25		Q4'24
	$	BPS	$	BPS
Operational revenue	$707	18.5	$672	19.1
Amortization, net of accretion	(223)	(5.8)	(264)	(7.5)
Mark-to-market	(81)	(2.1)	94	2.7
Total revenues	403	10.6	502	14.3
Total expenses	(240)	(6.3)	(185)	(5.3)
Total other income, net	51	1.3	76	2.2
Income before taxes	214	5.6	393	11.2
Other mark-to-market	82	2.1	(92)	(2.6)
Accounting items	26	0.7	9	0.3
Intangible amortization	10	0.3	8	0.2
Pretax operating income excluding other mark-to-market and accounting items	$332	8.7	$318	9.1

	Quarter Ended
	Q1'25	Q4'24
MSRs UPB ($B)	$734	$736
Subservicing and Other UPB ($B)	780	820
Ending UPB ($B)	$1,514	$1,556
Average UPB ($B)	$1,531	$1,407
60+ day delinquency rate at period end	1.5%	1.6%
Annualized CPR	5.0%	7.5%
Modifications and workouts	35,250	24,899

Originations

The Originations segment creates servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans through the direct-to-consumer channel. Originations earned pretax income of $45 million and pretax operating income of $53 million.

The Company funded 32,296 loans in the first quarter, totaling approximately $8.3 billion UPB, which was comprised of $1.9 billion in direct-to-consumer and $6.4 billion in correspondent. Funded volume decreased 10% quarter-over-quarter, while pull through adjusted volume decreased 2% quarter-over-quarter to $8.8 billion.

	Quarter Ended
($ in millions)	Q1'25	Q4'24
Income before taxes	$45	$46
Accounting items	8	1
Pretax operating income excluding accounting items	$53	$47

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	Quarter Ended
($ in millions)	Q1'25	Q4'24
Total pull through adjusted volume	$8,842	$9,063
Funded volume	$8,319	$9,290
Refinance recapture percentage	51%	35%
Recapture percentage	19%	21%
Purchase volume as a percentage of funded volume	72%	65%

Webcast and Investor Presentation

The Company will release its first quarter 2025 financial results on April 23, 2025 at 7:00 A.M. Eastern Time. The press release, investor presentation, and a recording of prepared remarks will be available under the investors section on Mr. Cooper Group’s website, www.mrcoopergroup.com.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, change in equity method investments, fair value change in equity investments and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is defined as stockholders’ equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

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Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Investor Contact:

Kenneth Posner, SVP Strategic Planning and Investor Relations

Shareholders@mrcooper.com

Media Contact:

Christen Reyenga, VP Corporate Communications

MediaRelations@mrcooper.com

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Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2025	Three Months Ended December 31, 2024
Revenues:
Service related, net	$440	$537
Net gain on mortgage loans held for sale	120	117
Total revenues	560	654
Total expenses:	430	367
Other (expense) income, net:
Interest income	189	216
Interest expense	(213)	(220)
Other expense, net	(11)	(3)
Total other expense, net	(35)	(7)
Income before income tax expense	95	280
Income tax expense	7	76
Net income	$88	$204

Earnings per share:
Basic	$1.38	$3.20
Diluted	$1.35	$3.13
Weighted average shares of common stock outstanding (in millions):
Basic	63.7	63.8
Diluted	65.0	65.1

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MR. COOPER GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(millions of dollars)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$784	$753
Restricted cash	166	220
Mortgage servicing rights at fair value	11,345	11,736
Advances and other receivables, net	1,061	1,345
Mortgage loans held for sale at fair value	2,603	2,211
Property and equipment, net	63	58
Deferred tax assets, net	217	230
Other assets	2,207	2,386
Total assets	$18,446	$18,939

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$4,896	$4,891
Advance, warehouse and MSR facilities, net	6,313	6,495
Payables and other liabilities	1,949	2,322
MSR related liabilities - nonrecourse at fair value	398	418
Total liabilities	13,556	14,126
Total stockholders' equity	4,890	4,813
Total liabilities and stockholders' equity	$18,446	$18,939

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UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2025
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$397	$26	$17	$440
Net gain on mortgage loans held for sale	6	114	-	120
Total revenues	403	140	17	560
Total expenses	240	95	95	430
Other income (expense), net:
Interest income	157	29	3	189
Interest expense	(106)	(26)	(81)	(213)
Other expense, net	-	(3)	(8)	(11)
Total other income (expense), net	51	-	(86)	(35)
Pretax income (loss)	$214	$45	$(164)	$95
Income tax expense				7
Net income				$88
Earnings per share
Basic				$1.38
Diluted				$1.35

Non-GAAP Reconciliation:
Pretax income (loss)	$214	$45	$(164)	$95
Other mark-to-market	82	-	-	82
Accounting items / other	26	8	34	68
Intangible amortization	10	-	-	10
Pretax operating income (loss)	$332	$53	$(130)	$255
Income tax expense(1)				(62)
Operating income				$193
Operating ROTCE(2)				16.8%
Average tangible book value (TBV)(3)				$4,597

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,553 and ending TBV of $4,641.

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UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2024
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$493	$27	$17	$537
Net gain on mortgage loans held for sale	9	108	-	117
Total revenues	502	135	17	654
Total expenses	185	90	92	367
Other income (expense), net:
Interest income	184	32	-	216
Interest expense	(108)	(31)	(81)	(220)
Other expense, net	-	-	(3)	(3)
Total other income (expense), net	76	1	(84)	(7)
Pretax income (loss)	$393	$46	$(159)	$280
Income tax expense				76
Net income				$204
Earnings per share
Basic				$3.20
Diluted				$3.13

Non-GAAP Reconciliation:
Pretax income (loss)	$393	$46	$(159)	$280
Other mark-to-market	(92)	-	-	(92)
Accounting items / other	9	1	29	39
Intangible amortization	8	-	-	8
Pretax operating income (loss)	$318	$47	$(130)	$235
Income tax expense				(57)
Operating income(1)				$178
Operating ROTCE(2)				15.8%
Average tangible book value (TBV)(3)				$4,514

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,474 and ending TBV of $4,553.

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Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q1'25	Q4'24
Stockholders' equity (BV)	$4,890	$4,813
Goodwill	(141)	(141)
Intangible assets	(108)	(119)
Tangible book value (TBV)	$4,641	$4,553
Ending shares of common stock outstanding (in millions)	64.0	63.6

BV/share	$76.43	$75.70
TBV/share	$72.53	$71.61

Net income	$88	$204
ROCE(1)	7.3%	17.3%

Beginning stockholders’ equity	$4,813	$4,638
Ending stockholders’ equity	$4,890	$4,813
Average stockholders’ equity (BV)	$4,852	$4,726

(1)	Return on Common Equity (ROCE) is computed by dividing annualized earnings by average BV.

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